Exhibit 99.1
For Immediate Release
HOLLY CORPORATION REPORTS FIRST QUARTER RESULTS
     Dallas, Texas, May 8, 2006 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported quarterly net income of $46.8 million ($1.60 per basic and $1.56 per diluted share) for the three months ended March 31, 2006, compared to net income of $13.6 million ($0.43 per basic and $0.42 per diluted share) for the three months ended March 31, 2005.
     On March 31, 2006 we sold our petroleum refinery in Great Falls, Montana (the “Montana Refinery”) to a subsidiary of Connacher Oil and Gas Limited (“Connacher”). Accordingly, the results of operations of the Montana Refinery and a gain on the sale of $14.3 million, net of income taxes of $8.4 million, are shown in discontinued operations. Income from continuing operations for the three months ended March 31, 2006 was $31.2 million ($1.07 per basic and $1.04 per diluted share) as compared to $14.4 million ($0.46 per basic and $0.45 per diluted share) for the three months ended March 31, 2005.
     Income from continuing operations for the first quarter of 2006 as compared to the first quarter of 2005 increased by $16.8 million principally due to improved refined product margins experienced in the current year’s first quarter and the start-up of the new ROSE unit, partially offset by higher operating costs and expenses. Overall refinery production levels from continuing operations showed a small decrease of 3% in the 2006 first quarter as compared to the same period in 2005, as production was reduced due to a power outage at the Navajo Refinery in February 2006. Refinery gross margins from continuing operations were $11.96 per produced barrel for the first quarter of 2006 compared to margins of $7.51 per produced barrel for the first quarter of 2005.

     Sales and other revenues from continuing operations increased 27% for the first quarter of 2006 as compared to the first quarter of 2005, due principally to higher refined product sales prices, partially offset by a small decrease in volumes sold. Additionally, revenues were reduced due to the exclusion of the operations of HEP in the first quarter of 2006 resulting from the deconsolidation of HEP effective July 1, 2005, which reduction was partially offset by higher revenues from NK Asphalt Partners (doing business as Holly Asphalt Company) which were included for only part of the first quarter of 2005, following our February 2005 acquisition of the other partner’s interest. Cost of products sold increased due principally to higher costs of crude oil. Also impacting cost of sales was the small decrease in volumes and the inclusion of NK Asphalt Partners for the full 2006 first quarter. Operating expenses increased in the first quarter, as compared to the prior year’s first quarter, due principally to increased utility costs (natural gas and electricity), partially offset by the exclusion of HEP’s operating costs in the 2006 first quarter due to the deconsolidation of HEP effective July 1, 2005. The Company’s effective tax rate decreased in the first quarter of 2006 as compared to the first quarter of 2005 primarily due to the impact of the American Jobs Creation Act of 2004 that provides tax incentives for small business refiners incurring costs to produce ultra low sulfur diesel fuel.
     “We are very pleased with our 2006 first quarter results, as we realized solid refined product margins, which were especially strong late in the first quarter and continuing into the second quarter,” said Matthew Clifton, Chief Executive Officer of Holly. “Our income from continuing operations was at a record first quarter level, and we generated $53.2 million of earnings before interest, taxes and depreciation (“EBITDA”) for the quarter, which compares very favorably to the 2005 first quarter. In the 2006 first quarter, we started realizing substantial benefits from our recently competed ROSE unit, which converts a significant portion of lower value asphalt into higher value transportation fuels. Operationally, our refineries ran well during the first quarter except that production was reduced from expected levels due to a power outage at the Navajo Refinery in February 2006.”
     “During the 2006 first quarter, we continued with our $200 million share repurchase program, purchasing 999,700 shares during the quarter at an average cost of $63.90. In addition to the stock repurchase program, in this era of high profitability, we are reinvesting our earnings in capital projects. Together with our recently completed Rose Unit, we are completing projects which should allow us to meet required clean diesel fuel standards at both of our refineries while also expanding our Navajo refinery. These initiatives are all aimed at maximizing shareholder return. The clean fuels projects at the Navajo and Woods Cross refineries are now in the final stages of construction and will enable us to produce 100% ultra low sulfur diesel fuel at both facilities. The projects in New Mexico will also provide a phased-in 10,000 barrels-per-day expansion of the Navajo facility. Additionally, as was discussed in our recent Capital Projects web cast, our Board of Directors will be evaluating proposed projects to significantly enhance our feedstock flexibility at the Navajo and Woods Cross refineries and to expand the capacity of both refineries. If approved as presently proposed, we expect these new projects to cost approximately $300 million over three years and to bring our total crude capacity to 130,000 barrels-per-day, while increasing our ability to run lower priced heavy/sour crude oils.”
     “Looking forward, we remain convinced that the strong industry fundamentals will remain in our favor, as demand for refined products should continue to press the country’s refining supply capabilities. This, combined with our sour crude oil processing capabilities and our continued execution of value-added refining projects, should favorably impact our future earnings levels. With respect to Holly Energy Partners, we continue to be extremely pleased with its operations to date and look forward to its continued success,” said Clifton.
     The Company has scheduled a conference call for today, May 8, 2006 at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is #8166179. Listeners may access the call via the internet at: http://audioevent.mshow.com/296683. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available for two weeks.
     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 75,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico and a 26,000 bpsd refinery in Woods Cross, Utah. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,600 miles of petroleum product pipelines in Texas,

New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	March 31,		Change from 2005
	2006	2005	Change	Percent
		(In thousands, except per share data)
Sales and other revenues	$791,594	$624,719	$166,875	26.7%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion, and amortization)	675,485	533,414	142,071	26.6
Operating expenses (exclusive of depreciation, depletion, and amortization)	52,467	41,476	10,991	26.5
General and administrative expenses (exclusive of depreciation, depletion and amortization)	13,516	10,580	2,936	27.8
Depreciation, depletion and amortization	8,024	11,028	(3,004)	(27.2)
Exploration expenses, including dry holes	127	102	25	24.5

Total operating costs and expenses	749,619	596,600	153,019	25.6

Income from operations	41,975	28,119	13,856	49.3
Other income (expense):
Equity in loss of joint ventures	—	(685)	685	(100.0)
Equity in earnings of HEP	3,212	—	3,212	—
Minority interests in income of partnerships	—	(3,602)	3,602	(100.0)
Interest income	1,735	1,168	567	48.5
Interest expense	(275)	(1,544)	1,269	(82.2)

	4,672	(4,663)	9,335	(200.2)

Income from continuing operations before income taxes	46,647	23,456	23,191	98.9
Income tax provision	15,487	9,040	6,447	71.3

Income from continuing operations	31,160	14,416	16,744	116.2
Income (loss) from discontinued operations, net of taxes	15,644	(782)	16,426	—

Net income	$46,804	$13,634	$33,170	243.3%

Basic earnings (loss) per share:
Continuing operations	$1.07	$0.46	$0.61	132.6%
Discontinued operations	0.53	(0.03)	0.56	—

Net income	$1.60	$0.43	$1.17	272.1%

Diluted earnings (loss) per share:
Continuing operations	$1.04	$0.45	$0.59	131.1%
Discontinued operations	0.52	(0.03)	0.55	—

Net income	$1.56	$0.42	$1.14	271.4%

Cash dividends declared per common share	$0.10	$0.08	$0.02	25.0%

Average number of common shares outstanding:
Basic	29,229	31,514	(2,285)	(7.3)%
Diluted	30,014	32,195	(2,181)	(6.7)%

Balance Sheet Data

	March 31,	December 31,
	2006	2005
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$201,675	$254,842
Working capital	$181,502	$210,103
Total assets	$1,109,509	$1,142,900
Stockholders’ equity	$366,341	$377,351
Other Financial Data

	Three Months Ended
	March 31,
	2006	2005
	(In thousands)
Net cash provided by (used for) operating activities	$(18,340)	$6,807
Net cash provided by (used for) investing activities	$119,888	$(131,753)
Net cash provided by (used for) financing activities	$(56,001)	$120,925
Capital expenditures	$32,235	$13,448
EBITDA from continuing operations (1)	$53,211	$34,860
EBITDA including discontinued operations (1).	$78,601	$34,371

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

     Our sole reportable business segment is Refining after the deconsolidation of HEP effective July 1, 2005. From the closing of the initial public offering of HEP on July 13, 2004 through June 30, 2005, our segments reflected two business divisions, Refining and HEP. The HEP segment did not have any activity subsequent to the deconsolidation effective July 1, 2005.

	Three Months Ended
	March 31,
	2006	2005
	(In thousands)
Sales and other revenues (1)
Refining	$791,348	$617,271
HEP	—	16,513
Corporate and Other	381	365
Consolidations and Eliminations	(135)	(9,430)

Consolidated	$791,594	$624,719

Income (loss) from operations (1)
Refining	$55,588	$30,075
HEP	—	7,785
Corporate and Other	(13,613)	(9,741)

Consolidated	$41,975	$28,119

(1)	The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery and Woods Cross Refinery. Although we previously included the Montana Refinery in the Refining segment, the results from the Montana Refinery are now reported in discontinued operations and are not included in the above tables. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Idaho, Washington and northern Mexico. The Refining segment also includes certain crude oil pipelines that we own and operate in conjunction with our refining operations as part of the supply networks of the refineries. The Refining segment also includes the equity in earnings from our 49% interest in NK Asphalt partners prior to February 2005. In February 2005, we acquired the other 51% interest in the joint venture from our other partner; subsequent to the purchase, we include the operations of NK Asphalt Partners in our consolidated financial statements. NK Asphalt Partners, doing business as Holly Asphalt Company, manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and California. The cost of pipeline transportation and terminal services provided by HEP is included in the Refining segment. The HEP segment involves all of the operations of HEP, including approximately 1,300 miles (780 miles prior to the Alon asset acquisition) of pipeline assets principally in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states. The HEP segment also includes a 70% interest in Rio Grande Pipeline Company (“Rio Grande”) which provides petroleum products transportation. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from its interest in Rio Grande. Our operations not included in the reportable segment or segments are included in Corporate and Other, which includes costs of Holly Corporation, the parent company, consisting primarily of general and administrative expenses and interest charges as well as a small-scale oil and gas exploration and production program. The consolidations and eliminations amount includes the elimination of the revenue associated with pipeline transportation services between us and HEP prior to July 1, 2005.

Refining Operating Data
     Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are presented under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

	Three Months Ended
	March 31,
	2006	2005
Navajo Refinery
Crude charge (BPD) (1)	72,520	74,300
Refinery production (BPD) (2)	81,110	84,030
Sales of produced refined products (BPD)	79,760	82,890
Sales of refined products (BPD) (3)	90,780	93,690

Refinery utilization (4)	96.7%	99.1%

Average per produced barrel (5)
Net sales	$75.54	$57.50
Cost of products (6)	62.85	48.68

Refinery gross margin	12.69	8.82
Refinery operating expenses (7)	4.39	3.01

Net operating margin	$8.30	$5.81

Feedstocks:
Sour crude oil	82%	86%
Sweet crude oil	5%	0%
Other feedstocks and blends	13%	14%

Total	100%	100%

Sales of produced refined products:
Gasolines	62%	62%
Diesel fuels	26%	25%
Jet fuels	5%	4%
Asphalt	1%	6%
LPG and other	6%	3%

Total	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	22,730	21,730
Refinery production (BPD) (2)	24,010	23,890
Sales of produced refined products (BPD)	23,290	25,060
Sales of refined products (BPD) (3)	24,490	25,830

Refinery utilization (4)	87.4%	83.6%

Average per produced barrel (5)
Net sales	$69.64	$54.23
Cost of products (6)	60.19	51.06

Refinery gross margin	9.45	3.17
Refinery operating expenses (7)	5.73	4.49

Net operating margin	$3.72	$(1.32)

	Three Months Ended
	March 31,
	2006	2005
Woods Cross Refinery
Feedstocks:
Sour crude oil	6%	9%
Sweet crude oil	86%	78%
Other feedstocks and blends	8%	13%

Total	100%	100%

Sales of produced refined products:
Gasolines	61%	61%
Diesel fuels	26%	25%
Jet fuels	3%	2%
Fuel oil	6%	7%
LPG and other	4%	5%

Total	100%	100%

Consolidated(8)
Crude charge (BPD) (1)	95,250	96,030
Refinery production (BPD) (2)	105,120	107,920
Sales of produced refined products (BPD)	103,050	107,950
Sales of refined products (BPD) (3)	115,270	119,520

Refinery utilization (4)	94.3%	95.1%

Average per produced barrel (5)
Net sales	$74.21	$56.74
Cost of products (6)	62.25	49.23

Refinery gross margin	11.96	7.51
Refinery operating expenses (7)	4.70	3.36

Net operating margin	$7.26	$4.15

Feedstocks:
Sour crude oil	64%	69%
Sweet crude oil	24%	18%
Other feedstocks and blends	12%	13%

Total	100%	100%

Sales of produced refined products:
Gasolines	62%	62%
Diesel fuels	26%	25%
Jet fuels	4%	3%
Asphalt	1%	5%
LPG and other	7%	5%

Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD).

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” following Item 3 of Part I of this Form 10-Q.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refinery, exclusive of depreciation, depletion, and amortization, and excludes refining segment expenses of product pipelines and terminals.

(8)	The Montana Refinery was sold on March 31, 2006. Amounts reported are for the Navajo and Woods Cross Refineries.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
     Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
     Set forth below is our calculation of EBITDA.

	Three Months Ended
	March 31,
	2006	2005
	(In thousands)
Income from continuing operations	$31,160	$14,416
Add provision for income tax	15,487	9,040
Add interest expense	275	1,544
Subtract interest income	(1,735)	(1,168)
Add depreciation and amortization	8,024	11,028

EBITDA from continuing operations	53,211	34,860
Income (loss) from discontinued operations before income tax expense	2,202	(1,280)
Gain on sale of discontinued operations before income taxes	22,638	—
Add depreciation and amortization of discontinued operations	550	791

EBITDA including discontinued operations	$78,601	$34,371

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
     Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. The refinery operation information for the Montana Refinery is not included in the following tables since it is a discontinued operation.
     We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statement of

Income. Other companies in our industry may not calculate these performance measures in the same manner.
Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2006	2005
Average per produced barrel:

Navajo Refinery
Net sales	$75.54	$57.50
Less cost of products	62.85	48.68

Refinery gross margin	$12.69	$8.82

Woods Cross Refinery
Net sales	$69.64	$54.23
Less cost of products	60.19	51.06

Refinery gross margin	$9.45	$3.17

Consolidated
Net sales	$74.21	$56.74
Less cost of products	62.25	49.23

Refinery gross margin	$11.96	$7.51

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2006	2005
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$12.69	$8.82
Less refinery operating expenses	4.39	3.01

Net operating margin	$8.30	$5.81

Woods Cross Refinery
Refinery gross margin	$9.45	$3.17
Less refinery operating expenses	5.73	4.49

Net operating margin	$3.72	$(1.32)

Consolidated
Refinery gross margin	$11.96	$7.51
Less refinery operating expenses	4.70	3.36

Net operating margin	$7.26	$4.15

Below are reconciliations to our Consolidated Statement of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended
	March 31,
	2006	2005
Navajo Refinery
Average sales price per produced barrel sold	$75.54	$57.50
Times sales of produced refined products sold (BPD)	79,760	82,890
Times number of days in period	90	90

Refined product sales from produced products sold	$542,256	$428,956

Woods Cross Refinery
Average sales price per produced barrel sold	$69.64	$54.23
Times sales of produced refined products sold (BPD)	23,290	25,060
Times number of days in period	90	90

Refined product sales from produced products sold	$145,972	$122,310

Sum of refined products sales from produced products sold from our two refineries (3)	$688,228	$551,266
Add refined product sales from purchased products and rounding (1)	84,542	61,969

Total refined products sales	772,770	613,235
Add other refining segment revenue(2)	18,578	4,036

Total refining segment revenue	791,348	617,271
Add HEP sales and other revenue	—	16,513
Add corporate and other revenues	381	365
Subtract consolidations and eliminations	(135)	(9,430)

Sales and other revenues	$791,594	$624,719

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet deliver commitments.

(2)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005.

(3)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2006	2005
Average sales price per produced barrel sold	$74.21	$56.74
Times sales of produced refined products sold (BPD)	103,050	107,950
Times number of days in period	90	90

Refined product sales from produced products sold	$688,228	$551,266

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended
	March 31,
	2006	2005
Navajo Refinery
Average cost of products per produced barrel sold	$62.85	$48.68
Times sales of produced refined products sold (BPD)	79,760	82,890
Times number of days in period	90	90

Cost of products for produced products sold	$451,162	$363,158

	Three Months Ended
	March 31,
	2006	2005
Woods Cross Refinery
Average cost of products per produced barrel sold	$60.19	$51.06
Times sales of produced refined products sold (BPD)	23,290	25,060
Times number of days in period	90	90

Cost of products for produced products sold	$126,164	$115,161

Sum of cost of products for produced products sold from our two refineries (3)	$577,326	$478,319
Add refined product costs from purchased products sold and rounding (1)	85,582	63,636

Total refined cost of products sold	662,908	541,955
Add other refining segment costs of products sold(2)	12,712	889

Total refining segment cost of products sold	675,620	542,844
Subtract consolidations and eliminations	(135)	(9,430)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$675,485	$533,414

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	Other refining segment costs of products sold includes the cost of products for NK Asphalt Partners subsequent to their consolidation in February 2005.

(3)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2006	2005
Average cost of products per produced barrel sold	$62.25	$49.23
Times sales of produced refined products sold (BPD)	103,050	107,950
Times number of days in period	90	90

Cost of products for produced products sold	$577,326	$478,319

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended
	March 31,
	2006	2005
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.39	$3.01
Times sales of produced refined products sold (BPD)	79,760	82,890
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$31,513	$22,455

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$5.73	$4.49
Times sales of produced refined products sold (BPD)	23,290	25,060
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$12,011	$10,127

Sum of refinery operating expenses per produced products sold from our two refineries (2)	$43,524	$32,582
Add other refining segment operating expenses and rounding (1)	8,909	3,506

Total refining segment operating expenses	52,433	36,088
Add HEP operating expenses	—	5,388
Add (subtract) corporate and other costs	34	—

Operating expenses (exclusive of depreciation, depletion and amortization)	$52,467	$41,476

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt Partners subsequent to their consolidation in February 2005.

(2)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2006	2005
Average refinery operating expenses per produced barrel sold	$4.70	$3.36
Times sales of produced refined products sold (BPD)	103,050	107,950
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$43,524	$32,582

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended
	March 31,
	2006	2005
Navajo Refinery
Net operating margin per barrel	$8.30	$5.81
Add average refinery operating expenses per produced barrel	4.39	3.01

Refinery gross margin per barrel	12.69	8.82
Add average cost of products per produced barrel sold	62.85	48.68

Average net sales per produced barrel sold	$75.54	$57.50
Times sales of produced refined products sold (BPD)	79,760	82,890
Times number of days in period	90	90

Refined products sales from produced products sold	$542,256	$428,956

Woods Cross Refinery
Net operating margin per barrel	$3.72	$(1.32)
Add average refinery operating expenses per produced barrel	5.73	4.49

Refinery gross margin per barrel	9.45	3.17
Add average cost of products per produced barrel sold	60.19	51.06

Average net sales per produced barrel sold	$69.64	$54.23
Times sales of produced refined products sold (BPD)	23,290	25,060
Times number of days in period	90	90

Refined products sales from produced products sold	$145,972	$122,310

Sum of refined products sales from produced products sold from our two refineries (3)	$688,228	$551,266
Add refined product sales from purchased products and rounding (1)	84,542	61,969

Total refined products sales	772,770	613,235
Add other refining segment revenue (2)	18,578	4,036

Total refining segment revenue	791,348	617,271
Add HEP sales and other revenue	—	16,513
Add corporate and other revenues	381	365
Subtract consolidations and eliminations	(135)	(9,430)

Sales and other revenues	$791,594	$624,719

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005.

(3)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2006	2005
Net operating margin per barrel	$7.26	$4.15
Add average refinery operating expenses per produced barrel	4.70	3.36

Refinery gross margin per barrel	11.96	7.51
Add average cost of products per produced barrel sold	62.25	49.23

Average sales price per produced barrel sold	$74.21	$56.74
Times sales of produced refined products sold (BPD)	103,050	107,950
Times number of days in period	90	90

Refined product sales from produced products sold	$688,228	$551,266

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555